UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

NORTHERN MINERALS & Exploration Ltd

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-146934 (Commission File Number)	98-0557171 (I.R.S. Employer Identification No.)

1267 N 680 W Pleasant Grove, UT, 84062
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 885-9260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NMEX	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders

Northern Minerals & Exploration Ltd. (the “Company”) is pleased to announce the results of its Annual Meeting of Stockholders held on August 17, 2026.

The principal matter submitted to the Company’s stockholders was the election of two directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

Election of Directors

The Company’s stockholders voted in favor of the election and continuation of the following individuals as directors:

- Noel Schaefer
- Jose Berhane Tewolde Serrano

The nominees received approximately 56,620,201 votes in favor, representing approximately 98% of the votes cast, and were therefore elected by a substantial majority of the stockholders voting at the Annual Meeting.

Accordingly, Mr. Noel Schaefer and Mr. Jose Berhane Tewolde Serrano will continue to serve as members of the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

The Company thanks its stockholders for their participation and continued support.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.

Date: August 18, 2026

By: /s/ Noel Schaefer
Name: Noel Schaefer
Title: CEO and Director